UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 24, 2008

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

        Roberts Realty Investors, Inc. (“Roberts Realty” or “we”), the registrant, conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. Roberts Realty owns a 76.4% interest in the operating partnership and is its sole general partner. On June 24, 2008, the operating partnership sold its 403-unit Addison Place apartment community (“Addison Place”), which consists of 118 townhomes and 285 garden apartments, located in Johns Creek, Fulton County, Georgia, to The Connor Group, A Real Estate Investment Firm, LLC (“the buyer”). In connection with the sale of Addison Place, we repaid the loan secured by the Addison Place townhomes, and the buyer assumed the loan secured by the Addison Place apartments. We no longer have any liability under these loans.

        The permanent loan secured by the Addison Place townhomes was evidenced by a Promissory Note in the principal amount of $9,500,000, dated October 25, 1999, executed by the operating partnership in favor of The Prudential Insurance Company of America, along with a related Deed to Secure Debt and Security Agreement executed by the operating partnership in favor of The Prudential Insurance Company of America, dated the same date, and related collateral documents, including a guaranty signed by Roberts Realty. The loan bore interest at a fixed rate of 6.95% per annum, required a monthly payment of $62,885, had a scheduled maturity date of November 15, 2009, and had a principal balance of $8,561,000 at payoff. When we repaid the loan on June 24, 2008, we paid a $491,000 prepayment premium.

        The permanent loan secured by the Addison Place apartments is evidenced by a Multifamily Note in the principal amount of $21,000,000, dated April 19, 2005, executed by the operating partnership in favor of Primary Capital Advisors LC, along with a related Multifamily Deed to Secure Debt, Assignment of Rents, and Security Agreement dated the same date, and a guaranty signed by Roberts Realty. (The loan and loan documents were subsequently assigned to Freddie Mac in 2005.) The loan bears interest at a fixed rate of 6.35% per annum, requires a monthly payment of $130,669, has a scheduled maturity date of May 1, 2015, and had a principal balance of $20,272,000 when the buyer assumed the loan at closing. The amount of the assumed loan was applied to the purchase price of Addison Place.

Item 2.01   Completion of Acquisition or Disposition of Assets.

        On April 16, 2008, the operating partnership entered into a sales contract to sell Addison Place to the buyer. In a Current Report on Form 8-K dated April 16, 2008 and filed with the SEC on April 22, 2008, we disclosed the identity of the buyer and that the aggregate purchase price would be $60,000,000. There is no relationship, other than in respect of the transaction, between the buyer and Roberts Realty or any of its affiliates (including the operating partnership), or any director or officer of Roberts Realty, or any associate of any such director or officer. We filed as exhibits to the Current Report on Form 8-K copies of: (a) the sales contract and (b) the press release we issued on April 22, 2008 announcing the agreement.

        As anticipated, we sold Addison Place to the buyer on June 24, 2008 for a total purchase price of $60,000,000. As described above in Item 1.02, we repaid the loan secured by the Addison Place townhomes, and the buyer assumed the loan secured by the Addison Place apartments. We received net cash proceeds of approximately $29,300,000 from the sale. Except for certain limited representations and warranties, we sold Addison Place “as is.” We made no representation or warranty with respect to the physical nature or construction of Addison Place.

        The disclosure provided in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        The sale of Addison Place is a triggering event that caused the acceleration of the due dates of the loans described in Item 1.02 above, which were direct financial obligations of Roberts Realty. As described in Item 1.02, we repaid the loan secured by the Addison Place townhomes, and the buyer assumed the loan secured by the Addison Place apartments. We no longer have any liability under these loans.

        The disclosure provided in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On June 24, 2008, the board of directors of Roberts Realty approved the payment of a $250,000 bonus to Mr. Charles S. Roberts, our Chairman and Chief Executive Officer, and a $75,000 bonus to Mr. Charles R. Elliott, a director and our Chief Financial Officer, at the closing of the sale of Addison Place, as described above. The board approved the bonus for Mr. Roberts for his efforts in personally leading the negotiation of the terms of the sales contract with the buyer. The board approved the bonus for Mr. Elliott for his efforts in negotiating the terms of the sales contract with the buyer (along with Mr. Roberts) and in managing the due diligence process through closing.

Item 8.01   Other Events.

        We announced on June 24, 2008 that we had closed the sale of Addison Pace on that date. In that press release, which is attached hereto as Exhibit 99.1, we also described that we would pay dividends of $0.66 per share to our shareholders and cause the operating partnership to pay distributions of $0.66 per unit to the holders of units in the operating partnership. We will make those payments on August 5, 2008 to shareholders and unitholders of record on July 10, 2008.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Exhibit

10.1	Sales Contract dated April 16, 2008 between Roberts Properties Residential, L.P. and The
Connor Group, A Real Estate Investment Firm, LLC [Incorporated by reference to
Exhibit 10.1 in our Current Report on Form 8-K dated April 16, 2008].

99.1	Press release issued by Roberts Realty Investors, Inc. on June 24, 2008 regarding the closing of the sale of the Addison Place apartment community.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: June 24, 2008	By: /s/ Charles R. Elliott Charles R. Elliott Chief Financial Officer

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